Exhibit 23.1


Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69188) of our report dated March 24, 2004, except for the liquidity paragraph in Note 1 and Note 13 to the financial statements, which are as of December 1, 2004, relating to the financial statements of Willamette Valley Vineyards, Inc. which appears in this Form 10-KSB/A.


PricewaterhouseCoopers LLP

Portland, Oregon
December 6, 2004